EXHIBIT 4.1

HYDRODYNEX, INC.
2008 PROMISSORY NOTES AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of ___________ ____, 2009 by and among Hydrodynex, Inc., a Nevada corporation (the “Company”), and _____________________, herein referred to as an “Investor.”

THE PARTIES HEREBY AGREE AS FOLLOWS:

SECTION 1

ISSUANCE OF NOTES AND WARRANTS

1.1

Issuance of Note.  Subject to the terms and conditions of this Agreement, at Closing (as defined below), the Company shall issue and sell to the Investors participating in such Closing a convertible promissory note (each such note, a “Note”) in the principal amount (the “Principal Amount”) equal to the amount set forth beneath the caption “Principal Amount” with respect to such Closing   The Note shall be in the form of Exhibit B attached hereto.  In payment for the Note and the related Warrant defined in Section 1.2), Investor shall pay to the Company an amount of cash in United States dollars equal to the Principal Amount (the “Purchase Price”).   The Purchase Price will be $.50 per share.  The principal and accrued unpaid interest on the notes shall be converted automatically into the class and series of shares at the close of any future equity offering in excess of $400,000.   The Note shall be convertible into that number of shares of Common Stock of the Company calculated as follows:

Number of shares of Common Stock	=	(Principal Amount of the Note) divided by $.50)
Issuable upon Conversion

1.2

Issuance of Warrants.  Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue to the Investors whom have purchased a Note(s) hereunder, with respect to each such Note, a warrant (the “Warrant”) to purchase one share of common stock for each $1.00 loaned to the company, in the form of Exhibit A attached hereto, representing the right to purchase up to that number of shares of Common Stock of the Company (as adjusted for stock splits, recapitalizations or other similar events).  The Warrant shall, unless sooner terminated as provided therein, have a term of three (3) years from the date of issuance.  The exercise price for each share of Common Stock covered by the Warrant shall be the Stock Purchase Price (as defined below) (subject to adjustment as set forth in the Warrant).

1.3

Stock Purchase Price.  For purposes of this Agreement, “Stock Purchase Price” shall mean $.50 per share and warrants issued upon conversion and $1.00 per share for the Common Stock issued pursuant to the exercise of the warrants issued in conjunction with the purchase of these Convertible Promissory Notes.

SECTION 2

CLOSINGS

2.1

Initial Closing.  The initial closing of the purchase and sale of Notes and Warrants hereunder (the “Closing”) shall be held at the offices of Hydrodynex, Inc., 230 Bethany Rd. #128, Burbank 91504 on the date of this Agreement, or at such other place and date as is mutually agreeable to the Company and the Investor.

2.2

Subsequent Closings.  Subsequent to the Closing and subject to the foregoing limitation, the Company may issue and sell additional Notes and Warrants to such additional investors as it shall select in its sole and absolute discretion.  Any such additional Investors shall execute and deliver a counterpart signature page to this Agreement, and thereby become a party to and be deemed an Investor hereunder.

2.3

Delivery.  At the Closing (i) the Investors participating in said Closing shall deliver to the Company a check or wire transfer of immediately available United States funds in the amount of such Investor’ Purchase Price with respect to such Closing, and (ii) the Company shall execute and deliver to the Investor (A) a Note reflecting the name of the Investor, a principal amount equal to such Investor’s Principal Amount and the date of such Closing and (B) a Warrant reflecting the number of shares purchasable as set forth in Section 1.2 hereof and the Stock Purchase Price.  Each such Note and Warrant shall be a binding obligation of the Company upon execution thereof by the Company and delivery thereof to the Investor.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Each Investor hereby represents, warrants and covenants to the Company as follows:

3.1

Organization; Valid Existence; Qualification.  Investor is private citizen of the United States.  Investor has all requisite corporate power and authority to own and operate his properties and assets and to carry on business as now conducted and as presently proposed to be conducted, and to execute and deliver this Agreement, to purchase the Note , the Warrants and the Common Stock issuable upon the conversion of the Note or the exercise of the Warrants (collectively, the “Securities”) hereunder and to carry out the provisions of this Agreement.

3.2

Authorization.  Investor has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of the Investor enforceable against it in accordance with its terms.

3.3

Purchase for Own Account.  The Investor represents that he is acquiring the Securities solely for investment for such Investor’s own account not as a nominee or agent, and not with a view to the distribution, assignment or resale of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  The acquisition by such Investor of any of the Securities shall constitute confirmation of the representation by such Investor that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.4

Disclosure of Information.  The Investor confirms that he has received all the information he considers necessary or appropriate for deciding whether to acquire the Securities of the Company.  Such Investor further represents that they have had an opportunity to ask questions and receive answers from the management of the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

3.5

Investment Experience.  Such Investor represents that he is an Investor in securities of companies in private placement transactions of securities of companies in a similar stage of development or financial crisis and acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Securities.  Such Investor acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

3.6

Restrictions on Transfer.  Such Investor understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.  In this connection, the Investor represents that he is familiar with Rule 144 promulgated under the Act “SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.  In particular, such Investor is aware that the Securities may not be sold pursuant to SEC Rule 144 unless all of the conditions of that rule are met.  Among the conditions for use of SEC Rule 144 may be the availability of current information to the public about the Company.

The Investors have no immediate need for liquidity in connection with this investment and does not anticipate that it will need to sell his, her or its Securities in the foreseeable future.

3.7

Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3, and:

(a)

there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)

(i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) such Investor shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act.

3.8

Reliance Upon Investor's Representations.  Investor understands that the Securities have not been registered under the Act on the grounds that the sale provided for in this Agreement and the issuance of Securities hereunder is exempt from registration under the Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Investor's representations set forth herein.  Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring shares of the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.

3.9

Legends.  It is understood that the certificates evidencing the Securities will bear the following legend or a legend similar:

(a)

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS (THE “STATE LAWS”) ..  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT Q UALIFICATION UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION OR QUALIFICATION THEREUNDER ..”

(b)

Any legend required by the Bylaws of the Company or applicable state securities laws.

3.10

Brokerage.  There will be a brokerage commission or finder's fee or similar compensation in connection with the transactions contemplated by this Agreement based on arrangements or agreements made by or on behalf of Investors.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Investor that:

4.1

Organization, Good Standing and Qualification

Organization, Good Standing and Qualification" \l 24.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in the state of Nevada.

4.2

Authorization.  All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Securities has been taken or will be taken prior to the Closing.  This Agreement, the Notes and the Warrants constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3

Offering.  Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Notes and Warrants as contemplated by this Agreement are exempt from the registration requirements of the Act.

4.4

Valid Issuance Common Stock.  The shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants, when issued, sold and delivered in accordance with the terms of the Notes and Warrants for the consideration expressed therein, will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, and under applicable state and federal securities laws.

SECTION 5

CONDITIONS OF THE COMPANY'S OBLIGATIONS AT EACH CLOSING

The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment on or before the Closing as specified below of each of the following conditions unless waived by the Company:

5.1

Payment of Purchase Price.  The Investor shall have delivered payment of the Purchase Price of the Notes and Warrants to be purchased by it at each Closing.

5.2

Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes and Warrants pursuant to this Agreement will be duly obtained and effective as of the applicable Closing.

5.3

Board of Director Approval. The Company's Board of Directors shall have approved and authorized the execution and delivery of this Agreement and the Closing and sale of the Notes and Warrants hereunder.

SECTION 6

RESTICTIONS ON TRADING AND DISCLOSURE OF CONFIDENTIAL INFORMATION

6.1

Nondisclosure Agreement.  A ny information the Company has delivered to the Investor i s confidential information (the "Confidential Information").  The Investor acknowledges and agrees not to disclose or use such Confidential Information.

                 SECTION 7

                 REGISTRATION RIGHTS

7.1

Registrable Securities .  The term "Registrable Securities" means any shares of Common Stock issuable upon conversion of the Notes held by Investor or issuable upon exercise of the Warrants held by Investor or any Common Stock issued as a dividend or other distribution with respect to, in exchange for, or in replacement of such stock; provided, however, that any shares shall cease to be Registrable Securities when they are (i) previously sold pursuant to a registered public offering; (ii) previously sold pursuant to an exemption from the registration requirements of the Act under which the transferee does not receive "restricted securities;" (iii) previously sold in a private transaction in which the registration rights granted under this Agreement are not assigned; or (iv) eligible for sale without registration by such Holder within any three (3) month period pursuant to SEC Rule 144, subject to the company becoming a public reporting and trading company.

7.2

Piggyback Registration.

(a)

If the Company becomes a full reporting company (but without any obligation to do so) the Company proposes to register, at the request of other Company stockholders, for resale on Form S-1 (or other applicable form for registration of securities for resale) any of its Common Stock within two (2) years of the date hereof, the Company shall, at such time, promptly give each person owning Registrable Securities (each a “Holder” hereunder) written notice of such registration.  Upon the written request of any Holder given to the Company within fifteen (15) days after the receipt of the Company's notice, the Company shall cause a registration statement covering all of the Registrable Securities that each such Holder has requested to be registered to become effective under the Securities Act; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 7.2 if Form S-1 (or any successor form to Form S-1 regardless of its designation) is not available for such offering by the Holders.

(b)

In connection with any offering involving an underwriting of securities, the Company shall not be required under this Section 7.2 to include any of the Holders' securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity, if any, as in the reasonable opinion of the underwriters, marketing factors allow. Each Holder hereby agrees that, during the period of duration, not to exceed one hundred eighty (180) days, specified by the Company and the managing underwriter of a firm commitment public offering of the Company's Common Stock registered under the Act (a “Public Offering”), it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to Investor who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in the registration.

SECTION 8

                    MISCELLANEOUS

8.1

Survival of Representations, Warranties and Covenants. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and all Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

8.2

Successors and Assigns.

Binding Agreement" \l 2

Binding Agreement" \l 2  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities).  Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3

Governing Law; Venue.  This Agreement is to be construed in accordance with and governed by the internal laws of the state of Nevada without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the state of Nevada to the rights and duties of the parties.  All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in the state of Nevada and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

8.4

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.5

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6

Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile to the number set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile to the number set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below;

or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.  Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.  A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 8.6 by giving the other party written notice of the new address in the manner set forth above.

8.7

Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor holding Notes representing at least a majority of the aggregate amount of indebtedness incurred by the Company under all Notes issued pursuant to this Agreement.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities acquired under this Agreement at the time outstanding (including securities into which such Securities are convertible), each future holder of all such Securities, and the Company.

8.8

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.9

Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY: Hydrodynex, Inc. By: Jerod C. Edington, President Address: ________________________ ________________________ Telephone: ___________________

INVESTOR:

By:_____________________________

Name:__________________________

Address:

________________________

                   ________________________

Telephone: ___________________

EXHIBIT A

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, OR SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS, SUCH COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF THE WARRANT HOLDER'S COUNSEL, IN FORM ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

COMMON STOCK PURCHASE WARRANT

Hydrodynex, Inc.

THIS CERTIFIES that for good and valuable consideration received, ____________________________ or a registered assignee (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from Hydrodynex, Inc., a Nevada corporation (the “Corporation”) ___________________ shares of fully paid and non-assessable shares, par value $0.001 common stock of the Corporation (“Warrant Stock”) for $1.00/share.

1.

Term of Warrant.  Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time on or after the date hereof and at or prior to 11:59 p.m., Pacific Standard Time, on ______________ ____, 2011(the “Expiration Time”).

2.

Exercise of Warrant.  The purchase rights represented by this Warrant are exercisable by the registered Holder hereof, in whole, at any time prior to the Expiration Date by the surrender of this Warrant to the office of the Corporation, located at 230 Bethany Rd. #128, Burbank, CA, 91504 (or such other office or agency of the Corporation as it may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Corporation).  Whereupon the Holder of this Warrant shall be entitled to receive from the Corporation a stock certificate in proper form representing the number of shares of Warrant Stock so purchased.

3.

Issuance of Shares; No Fractional Shares of Scrip.  Certificates for shares purchased hereunder shall be delivered to the Holder hereof by the Corporation's transfer agent at the Corporation's expense within a reasonable time after the date on which this Warrant shall have been exercised in accordance with the terms hereof.  Each certificate so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder or, subject to applicable laws, such other name as shall be requested by the Holder.  The Corporation hereby represents and warrants that all shares of Warrant Stock which may be issued upon the exercise of this Warrant will, upon such exercise, be duly and validly authorized and issued, fully paid and non-assessable and free from all taxes, liens and charges in respect of the issuance thereof other than liens or charges created by or imposed upon the Holder of the Warrant Stock).  The Corporation agrees that the shares so issued shall be and will be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered for exercise in accordance with the terms hereof.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each share may be purchased hereunder shall be paid in cash to the Holder of this Warrant.

4.

Lock Up, Registration Rights.  Pursuant to the terms of the Registration Rights Agreement signed in conjunction with this Warrant, certain piggy-back registration rights apply to the Warrant Stock with regard to any registration statement filed by the Corporation.  The Corporation may, at the request of an underwriter, if any, limit or exclude such Warrant Stock from a registration statement in connection with a public offering, or impose on each Holder a so-called “lock up” period in connection with a public offering, which lock-up period will not exceed 12 months from the effective date of the registration statement for such public offering.  In addition, the Company may exclude the Warrant Stock from registration statements filed pursuant to an acquisition, merger or under Form S-8, and, if such registration statement includes registrable securities of certain selling stockholders who purchased such registrable securities in a previous private placement, the Company may exclude the Warrant Stock from such registration statement.  See the Registration Rights Agreement for a full description of the piggy-back registration rights applicable to the Warrant Stock and the limitations on such rights.

5.

Charges, Taxes and Expenses.  Issuance of certificates for shares of Warrant Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Corporation, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event certificates for shares of Warrant Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by an Assignment Form to be provided by the Company duly executed by the Holder hereof.

6.

No Rights as Shareholders.  This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Corporation prior to the exercise hereof.

7.

Exchange and Registry of Warrant.  This Warrant is exchangeable, upon the surrender hereof by the registered Holder at the above mentioned office or agency of the Corporation, for a new Warrant of like tenor and dated as of such exchange.  The Corporation shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered Holder of this Warrant.  This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Corporation, and the Corporation shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

8.

Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and in case of loss, theft or destruction of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Corporation of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

9.

Saturdays, Sundays and Holidays.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or that is a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

10.

Merger, Sale of Assets, Etc.  If at any time the Corporation proposes to merge or consolidate with or into any other corporation, effect any reorganization whereby the Corporation will own less than 50% of the issued and outstanding shares, or sells or conveys all or substantially all of its assets to any other entity, then, as a condition of such reorganization, consolidation, merger, sale or conveyance, the Corporation or its successor, as the case may be, shall enter into a supplemental agreement to make lawful and adequate provision whereby the Holder shall have the right to receive, upon exercise of the Warrant, the kind and amount of equity securities which would have been received upon such reorganization, consolidation, merger, sale or conveyance by a Holder of a number of shares of common stock equal to the number of shares issuable upon exercise of the Warrant immediately prior to such reorganization, consolidation, merger, sale or conveyance.  If the property to be received upon such reorganization, consolidation, merger, sale or conveyance is not equity securities, the Corporation shall give the Holder of this Warrant ten (10) business days prior written notice of the proposed effective date of such transaction, and if this Warrant has not been exercised by or on the effective date of such transaction, it shall terminate.

11.

Subdivision, Combination, Reclassification, Conversion, Etc.  If the Corporation at any time shall by subdivision, combination, reclassification of securities or otherwise, change the Warrant Stock into the same or a different number of securities of any class or classes, this Warrant shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable in respect of the Warrant Stock (or other securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change) as the result of such change if this Warrant had been exercised in full for cash immediately prior to such change.  The Exercise Price hereunder shall be adjusted if and to the extent necessary to reflect such change.  If the Warrant Stock or other securities issuable upon exercise hereof are subdivided or combined into a greater or smaller number of shares of such security, the number of shares issuable hereunder shall be proportionately increased or decreased, as the case may be, and the Exercise Price shall be proportionately reduced or increased, as the case may be, in both cases according to the ratio which the total number of shares of such security to be outstanding immediately after such event bears to the total number of shares of such security outstanding immediately prior to such event.  The Corporation shall give the Holder prompt written notice of any change in the type of securities issuable hereunder, any adjustment of the Exercise Price for the securities issuable hereunder, and any increase or decrease in the number of shares issuable hereunder.

12.

Transferability; Compliance with Securities Laws.

(a)

This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Corporation, if requested by the Corporation).  Subject to such restrictions, prior to the Expiration Time, this Warrant and all rights hereunder are transferable by the Holder hereof, in whole or in part, at the office or agency of the Corporation referred to in Section 2 hereof.  Any such transfer shall be made in person or by the Holder's duly authorized attorney, upon surrender of this Warrant together with the Assignment Form attached hereto properly endorsed.

(b)

The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Stock issuable upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.  Upon exercise of this Warrant, the Holder shall, if requested by the Corporation, confirm in writing, in a form satisfactory to the Corporation, that the shares of Warrant Stock so purchased are being acquired solely for Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

(c)

The Warrant Stock has not been and will not be registered under the Securities Act of 1933, as amended, and this Warrant may not be exercised except by the original purchaser of this Warrant from the Corporation.  Each certificate representing the Warrant Stock or other securities issued in respect of the Warrant Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

13.

Representations and Warranties.  The Corporation hereby represents and warrants to the Holder hereof that:

(a)

during the period this Warrant is outstanding, the Corporation will reserve from its authorized and unissued common stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise of this Warrant;

(b)

the issuance of this Warrant shall constitute full authority to the Corporation's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares of Warrant Stock issuable upon exercise of this Warrant;

(c)

the Corporation has all requisite legal and corporate power to execute and deliver this Warrant, to sell and issue the Warrant Stock hereunder, and to carry out and perform its obligations under the terms of this Warrant; and

(d)

all corporate action on the part of the Corporation, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Warrant by the Corporation, the authorization, sale, issuance and delivery of the Warrant Stock, the grant of registration rights as provided herein and the performance of the Corporation's obligations hereunder has been taken;

(e)

the Warrant Stock, when issued in compliance with the provisions of this Warrant and the Corporation's Articles of Incorporation (as they may be amended from time to time), will be validly issued, fully paid and non-assessable, and free of all taxes, liens or encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable federal and state securities laws; and

(d)

the issuance of the Warrant Stock will not be subject to any preemptive rights, rights of first refusal or similar rights.

14.

Corporation Good Faith.  The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrant against impairment.

15.

Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers.

Dated:  ___________  ______, 2008

HYDRODYNEX, INC.

By:___________________________________

By:__________________________________

     Jerod Edington, President

       Agreed to by Warrantholder

Name:________________________________

EXHIBIT B

THIS CONVERTIBLE PROMISSORY NOTE AND ANY SECURITIES INTO WHICH THIS CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ~~,~~  (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS (THE “STATE LAWS”).  THEY MAY NOT BE SOLD , OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR QUALIFICATION UNDER THE ACT OR AN EXEMPTION TION OR QUALIFICATION THEREUNDER ..

THIS CONVERTIBLE PROMISSORY NOTE AND ANY SECURITIES INTO WHICH THIS CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT, DATED ______________ ____, 2008, WHICH RESTRICTIONS ON TRANSFER ARE INCORPORATED HEREIN BY REFERENCE.

CONVERTIBLE PROMISSORY NOTE

US$_______

____________  ___, 2008

FOR VALUE RECEIVED, Hydrodynex, Inc., a Nevada corporation (the “Company”), promises to pay to the order of _____________________, or his permitted assigns (“Holder”), the principal sum of ____________________________dollars (US$_______) with interest on the outstanding principal amount at the rate of eight percent (8%) per annum (computed on the basis of actual calendar days elapsed and a year of 365 days) or, if less, at the highest rate of interest then permitted under applicable law.  Interest shall commence with the date hereof and shall continue on the outstanding principal until paid or converted in accordance with the provisions hereof.  In the event that any interest is paid on this Convertible Promissory Note (this “Note”) which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

1.

Definitions.  For purposes of this Note, the following terms shall have the following meanings:

“Conversion Price” shall mean (i) an amount equal to $.50 per share; (ii) or at $.25 per share in the event the Company does not complete the proposed Financing by the loan maturity date while the Bridge Notes are outstanding; or (iii) after an Event of Default has occurred at $.10 per share of the Common Stock of the Company (each as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” (and the lower-case versions of the same) shall have meanings correlative thereto.

“Financing” shall mean the closing of a private offering by the Company of shares of its common stock, units consisting of shares of common stock and warrants to investors in one transaction for aggregate cash proceeds to the Company of Four Hundred Thousand ($400,000) Dollars.

2.

Note and Warrant Purchase Agreement.  This Note is issued pursuant to the terms of that certain Note and Warrant Purchase Agreement (the “Agreement”) dated as of ___________ ___, 2008, by and among the Company and the Investor.  This Note shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately on the outstanding Notes on the basis of the principal amount of the outstanding indebtedness represented thereby.

3.

Maturity.  Unless sooner paid or converted in accordance with the terms hereof, the entire unpaid principal amount and all unpaid accrued interest shall become fully due and payable on the earlier of (i) the one (1) year anniversary of the date hereof, (ii) the acceleration of the maturity of this Note by the Holder upon the occurrence of an Event of Default or (iii) in the event that the Company, at any time after the date of issuance of this Note, shall effect a Qualified Financing.

4.

Payments.

(a) Form of Payment.  All payments of interest and principal (other than payment by way of conversion) shall be in lawful money of the United States of America to Holder, at the address specified in the Agreement, or at such other address as may be specified from time to time by Holder in a written notice delivered to the Company.  All payments shall be applied first to accrued interest, and thereafter to principal.

(b) Repayment. The Company may not prepay any amounts owing under this Note in whole or in part, without the written consent of the Holder, provided that (i) any such prepayment must be preceded by at least twenty (20) calendar days’ prior written notice from the Company to Holder, (ii) the fair market value of a share of the Common Stock equals or exceeds one hundred percent (100%) of the Conversion Price as determined on the date of the written notice and (iii) any such prepayment must be accompanied by the accrued and unpaid interest on the principal being prepaid through the date of prepayment.

(c) Conversion or Repayment Upon Maturity.  In the event that any indebtedness under this Note remains outstanding on the Maturity Date, then all outstanding principal and unpaid accrued interest under this Note shall either (i) become immediately due and payable on such date, or (ii) at the option of Holder, convert on such date into shares of Common Stock at the Conversion Price.

5.

Conversion or Repayment Upon Acquisition.  In the event that the Company sells, conveys or otherwise disposes of all or substantially all of its assets or is acquired by way of a merger, consolidation, reorganization or other transaction or series of transactions pursuant to which stockholders of the Company prior to such transaction own less than fifty percent (50%) of the voting interests in the surviving or resulting entity (an “Acquisition”), then all outstanding principal and unpaid accrued interest under this Note shall either (a) become immediately due and payable upon the closing of the Acquisition, or (b) at the option of Holder, immediately prior to the closing of the Acquisition, convert into shares of Common Stock of the Company at the Conversion Price.

6.

Conversion Upon Notice.

(a)

Individual Holder Conversion.  The note will automatically be converted to the same class and series of shares of stock as the next equity offering.  The conversion price will be equal to $.50.

(b)

Effectiveness of Conversion.  Any conversion pursuant to this Section 6 shall be deemed to have been effected as of the close of business on the same date on which any equity financing of Four Hundred Thousand ($400,000) or more is closed.  This Note shall be surrendered at the principal office of the Company pursuant to Section 6(a)(ii).  At such time as such conversion has been effected, the rights of Holder under this Note, to the extent of the conversion, shall cease, and Holder shall thereafter be deemed to have become the holder of record of the shares of capital stock issuable upon the automatic conversion.

(c)

Issuance of Certificates.  As soon as is reasonably practicable after a conversion has been effected, the Company shall deliver to Holder a certificate or certificates representing the number of shares of capital stock (excluding any fractional share) issuable by reason of such conversion in such name or names and such denomination or denominations as Holder has specified.

(d)

No Fractional Shares.  If any fractional share of capital stock would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall pay an amount equal to the value of such fractional share, as determined by the per share conversion price used to effect such conversion.

(e)

Issuance Costs.  The issuance of certificates for shares of capital stock issuable upon conversion of this Note shall be made without charge to Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of such shares of capital stock.

 Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the capital stock issuable with respect to such conversion shall be validly issued, fully paid and non-assessable.

(f)

Compliance with Laws and Regulations.  The Company shall take all such actions as may be necessary to assure that all shares of capital stock issued upon conversion may be so issued without violation of any applicable law or governmental regulation or any requirement of any domestic securities exchange upon which such shares of capital stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon such issuance).

7.

Events of Default.

(a)

Definition.  For purposes of this Note, an Event of Default shall be deemed to have occurred if:

(i)

any indebtedness under this Note is not paid when and as the same shall become due and payable, whether at maturity, by acceleration, or otherwise, and any such amount shall remain unpaid for a period of ten (10) days after Holder has provided notice to the Company of such failure to make timely payment;

(ii)

default shall occur in the observance or performance of any other covenant, obligation or agreement of the Company under this Note or the Agreement , which shall remain uncured for a period of twenty (20) days after Holder has provided notice to the Company of such default; or

(iii)

the Company shall (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (B) become subject to the appointment of a receiver, trustee, custodian or liquidator for itself or any part of its property if such appointment is not terminated or dismissed within thirty (30) days, (C) make an assignment for the benefit of creditors, (D) be adjudicated as bankrupt or insolvent, (E) institute any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or file an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (F) become subject to any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days of filing, or have an order for relief entered against it in any proceeding under the United States Bankruptcy Code.

(b)

Consequences of Events of Default.

(i)

If an Event of Default occurs, all indebtedness under this Note shall become immediately due and payable without any action on the part of Holder.  The Company agrees to pay Holder all reasonable out-of-pocket costs and expenses incurred by Holder in any effort to collect indebtedness under this Note, including reasonable attorney fees, and to pay interest at the highest rate permitted by applicable law on such costs and expenses to the extent not paid when demanded.

(ii)

Holder shall also have any other rights which Holder may have been afforded under any contract or agreement at any time and any other rights which Holder may have pursuant to applicable law.

8.

Lost, Stolen, Destroyed or Mutilated Notes.  In case any Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Note.

9.

Governing Law.  This Note is to be construed in accordance with and governed by the internal laws of the state of Nevada without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the state of Nevada to the rights and duties of the Company and the Holder.  All disputes and controversies arising out of or in connection with this Note shall be resolved exclusively by the state and federal courts located in the state of Nevada, and each of the Company and the Holder hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

10.

Amendment.  Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holder of this Note.  Any amendment or waiver affected in accordance with this paragraph shall be binding upon the Company and the Holder of this Note.

11.

Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be made in accordance with Section 8.6 of the Agreement.

12.

Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.

HYDRODYNEX, INC.

By:  _____________________________________

        Jerod Edington, President